Exhibit 16

January 22, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Synergy Brands, Inc. dated January 22, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ BDO SEIDMAN LLP